Exhibit 99.B(h)(2)

SCHEDULE D

TO THE AMENDED AND RESTATED

ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

BETWEEN

SEI INSTITUTIONAL MANAGED TRUST

AND

SEI INVESTMENTS GLOBAL FUNDS SERVICES

DATED AS OF DECEMBER 10, 2003

AS AMENDED JUNE 17, 2004, MARCH 8, 2006, JUNE 23, 2006, MARCH 14, 2007,

JANUARY 31, 2008, JUNE 26, 2008, MARCH 25, 2009 AND JUNE 25, 2009

Portfolios:                                                               This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created.  The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small Cap Fund

Mid-Cap Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

High Yield Bond Fund

Real Estate Fund

Large Cap Diversified Alpha Fund

U.S. Managed Volatility Fund

Small/Mid Cap Diversified Alpha Fund

Enhanced Income Fund

Global Managed Volatility Fund

Real Return Plus Fund

Tax-Managed Managed Volatility Fund

S&P 500 Index Fund

Prime Obligation Fund

Fees:                                                                                          Pursuant to Article 6, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap Fund – Class A, I and G Shares	0.35%
Large Cap Value Fund – Class A, I and G Shares	0.35%
Large Cap Growth Fund – Class A, I and G Shares	0.35%
Tax-Managed Large Cap Fund – Class A and G Shares	0.35%
Tax-Managed Large Cap Fund – Class Y Shares	0.15%
Small Cap Fund – Class A, I and G Shares	0.35%
Small Cap Value Fund – Class A, I and G Shares	0.35%

D-1

Small Cap Growth Fund – Class A, I and G Shares	0.35%
Tax-Managed Small Cap Fund – Class A and G Shares	0.35%
Mid-Cap Fund – Class A and G Shares	0.35%
Core Fixed Income Fund – Class A, I and G Shares	0.28%
U.S. Fixed Income Fund – Class A, I and G Shares	0.28%
High Yield Bond Fund – Class A, I and G Shares	0.35%
Real Estate Fund – Class A, I and G Shares	0.35%
Large Cap Diversified Alpha Fund – Class A, I and G Shares	0.35%
U.S. Managed Volatility Fund – Class A, I and G Shares	0.35%
Small/Mid Cap Diversified Alpha Fund – Class A, I and G Shares	0.35%
Enhanced Income Fund – Class A, I and G Shares	0.35%
Global Managed Volatility Fund – Class A, I and G Shares	0.35%
Real Return Plus Fund – Class A, I and G Shares	0.35%
Tax-Managed Managed Volatility Fund – Class A, I and G Shares	0.35%
S&P 500 Index Fund – Class A, E, I and G Shares	0.22%
Prime Obligation Fund – Class A and G Shares	0.22%

[END OF SCHEDULE D]

D-2